Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Neurologix, Inc.
Fort Lee, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136943) of Neurologix, Inc. of our report dated March 20, 2009, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York

March 20, 2009

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